Exhibit 32.2
Certification of Chief Financial Officer Required by Rule 13a-14(b)
and Section 1350 of Chapter 63 of Title 18 of the United States Code
I, Anthony T. Brausen, the Senior Vice President—Finance and interim Chief Financial Officer of The Mosaic Company, certify that (i) the Annual Report on Form 10-K for the year ended December 31, 2017 of The Mosaic Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of The Mosaic Company.

February 20, 2018

/s/ Anthony T. Brausen
Anthony T. Brausen
Senior Vice President—Finance and interim Chief Financial Officer
The Mosaic Company